EXHIBIT 10.16

FORM OF STERIS PLC RESTRICTED STOCK
AGREEMENT FOR EMPLOYEES

STERIS plc
RESTRICTED STOCK AGREEMENT FOR EMPLOYEES - <award_date>

This Agreement (“Agreement”) is between STERIS plc (“STERIS”) and < first_name> <middle_name> < last_name> (“Grantee”), with respect to the grant of shares of STERIS restricted stock to Grantee pursuant to the STERIS plc 2006 Long-Term Equity Incentive Plan, as Amended and Restated Effective August 2, 2016, and as further amended from time to time (the “Plan”). All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.
1.     Grant of Restricted Shares. STERIS hereby grants to Grantee, as of the date (“Date of Grant”) set forth above and in the Acknowledgment and Acceptance Form accompanying this Agreement (“Acknowledgment”),<shares_awarded> Ordinary Shares of STERIS restricted stock, par value ten pence per share, as previously disclosed to Grantee and as reflected in the records of STERIS as granted as of the Date of Grant (“Restricted Shares”), upon and subject to the terms of this Agreement and the Plan. The Restricted Shares covered by this Agreement shall be issued to the Grantee effective upon the Date of Grant. The Ordinary Shares subject to this grant of Restricted Shares shall be registered in the Grantee’s name in STERIS’s stock registry as fully paid and nonassessable. Any certificate or other evidence of ownership or the book entry representing the Restricted Shares shall bear an appropriate legend referring to the restrictions hereinafter set forth.
2.     Documents Delivered with Agreement. STERIS has delivered or made available to the Grantee, along with this Agreement, the following documents: (a) STERIS’s Insider Trading Policy (the “Policy”); (b) the Plan and its related Prospectus; (c) the Nondisclosure and Noncompetition Agreement to be entered into between STERIS and Grantee (the “Nondisclosure Agreement”); (d) the Acknowledgment; and (e) STERIS or  STERIS Corporation’s most recent Annual Report to Shareholders and Form 10-K filed with the US Securities and Exchange Commission. Acceptance and compliance with these documents is a condition to the effectiveness of this grant of Restricted Shares. By accepting this Agreement or executing the Acknowledgment, the Grantee acknowledges receipt, review and acceptance of these documents and compliance with their terms. Furthermore, as a condition of this grant of Restricted Shares, STERIS in its discretion, may require Grantee to return an executed copy of the Acknowledgement in such format as STERIS may require.
3.    Restrictions on Transfer of Shares. The Ordinary Shares subject to this grant of Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to STERIS, unless, and only to the extent, the Restricted Shares have vested and become nonforfeitable as provided in Section 4 hereof or as otherwise provided in the Plan; provided, however, that the Grantee’s rights with respect to such Ordinary Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 3 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Ordinary Shares. STERIS in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Ordinary Shares subject to this grant of Restricted Shares.

4.    Vesting of Restricted Shares. Subject to the terms of this Agreement and the Plan, other than Section 23 of the Plan, the provisions of which shall not apply, this grant of Restricted Shares is subject to the following limitations:
[55/5 Vesting]
[(a)    If at the Date of Grant, Grantee has attained age 55 and has been in the service of STERIS and/or a Subsidiary for at least five consecutive years (“Qualifying Retirement Eligible”), the Restricted Shares shall vest and become nonforfeitable in four equal annual installments, on ____________________ and on each of the three immediately succeeding anniversaries thereof (each such ________________, an “Anniversary Date”).
(b)    If at the Date of Grant the Grantee is not Qualifying Retirement Eligible, the Restricted Shares shall vest and become nonforfeitable on _______________; provided, however, that if before the Restricted Shares have otherwise become vested and nonforfeitable pursuant to the foregoing provision, the Grantee becomes Qualifying Retirement Eligible, then on the Anniversary Date that coincides with or immediately succeeds the date the Grantee becomes Qualifying Retirement Eligible and provided the Grantee has remained in the employ of STERIS or a Subsidiary through such Anniversary Date, the Restricted Shares will become vested and nonforfeitable to the same extent as they would have been on such date under paragraph (a) had the Grantee been Qualifying Retirement Eligible at the Date of Grant, and if such Anniversary Date is not the fourth Anniversary Date subsequent to the Date of Grant, the Restricted Shares will thereafter continue to vest in the same manner and to the same extent as would have been the case under paragraph (a) had the Grantee been Qualifying Retirement Eligible at the Date of Grant.
(c)    Notwithstanding the foregoing, if any Anniversary Date or other date on which the Restricted Shares or a portion thereof would otherwise vest is not a trading day on the New York Stock Exchange, such vesting shall be deferred until the first trading day thereafter.
(d)    Notwithstanding anything herein to the contrary, the provisions of Section 11 of the Plan, other than Section 11(d)(iii), shall not apply to the Restricted Shares, and if the Grantee terminates service with STERIS and all Subsidiaries prior to the date on which the Grantee’s Restricted Shares have become fully vested and nonforfeitable, subject to the provisions of Section 11(d)(iii) of the Plan, those portions of the Restricted Shares that are not vested at the time of such termination shall be forfeited.
(e)    Also notwithstanding the foregoing, if on any Anniversary Date any portion of the Restricted Shares that would otherwise vest on such Anniversary Date represents a fractional share, that portion shall be aggregated with any portions of the Restricted Shares that represent fractional shares and would otherwise vest on succeeding Anniversary Dates and all portions so aggregated shall vest on the first of the aforesaid Anniversary Dates.]
[25 Year Service Vesting]
[(a)    If at the Date of Grant, Grantee has been in the service of STERIS and/or a Subsidiary for at least twenty-five consecutive years (“Qualifying Service Eligible”), the Restricted Shares shall vest and become nonforfeitable in four equal annual installments, on ____________________ and on each of the three immediately succeeding anniversaries thereof (each such ________________, an “Anniversary Date”).

(b)    If at the Date of Grant the Grantee is not Qualifying Service Eligible, the Restricted Shares shall vest and become nonforfeitable on _______________; provided, however, that if before the Restricted Shares have otherwise become vested and nonforfeitable pursuant to the foregoing provision, the Grantee becomes Qualifying Service Eligible, then on the Anniversary Date that coincides with or immediately succeeds the date the Grantee becomes Qualifying Service Eligible and provided the Grantee has remained in the employ of STERIS or a Subsidiary through such Anniversary Date, the Restricted Shares will become vested and nonforfeitable to the same extent as they would have been on such date under paragraph (a) had the Grantee been Qualifying Service Eligible at the Date of Grant, and if such Anniversary Date is not the fourth Anniversary Date subsequent to the Date of Grant, the Restricted Shares will thereafter continue to vest in the same manner and to the same extent as would have been the case under paragraph (a) had the Grantee been Qualifying Service Eligible at the Date of Grant.
(c)    Notwithstanding the foregoing, if any Anniversary Date or other date on which the Restricted Shares or a portion thereof would otherwise vest is not a trading day on the New York Stock Exchange, such vesting shall be deferred until the first trading day thereafter.
(d)    Notwithstanding anything herein to the contrary, the provisions of Section 11 of the Plan, other than Section 11(d)(iii), shall not apply to the Restricted Shares, and if the Grantee terminates service with STERIS and all Subsidiaries prior to the date on which the Grantee’s Restricted Shares have become fully vested and nonforfeitable, subject to the provisions of Section 11(d)(iii) of the Plan, those portions of the Restricted Shares that are not vested at the time of such termination shall be forfeited.
(e)    Also notwithstanding the foregoing, if on any Anniversary Date any portion of the Restricted Shares that would otherwise vest on such Anniversary Date represents a fractional share, that portion shall be aggregated with any portions of the Restricted Shares that represent fractional shares and would otherwise vest on succeeding Anniversary Dates and all portions so aggregated shall vest on the first of the aforesaid Anniversary Dates.]
[Combined 55/5 Vesting and 25 Year Service Vesting]
[(a)    If at the Date of Grant Grantee has attained age 55 and been in the service of STERIS and/or a Subsidiary for at least five consecutive years (“Qualifying Retirement Eligible”) or if at the Date of Grant Grantee has been in the service of STERIS and/or a Subsidiary for at least twenty-five consecutive years (“Qualifying Service Eligible”), then in either case the Restricted Shares shall vest and become nonforfeitable in four equal annual installments, on ____________________ and on each of the three immediately succeeding anniversaries thereof (each such ________________, an “Anniversary Date”).
(b)    If at the Date of Grant the Grantee is not Qualifying Retirement Eligible or Qualifying Service Eligible, the Restricted Shares shall vest and become nonforfeitable on _______________.
(c) Notwithstanding the foregoing (i) if before the Restricted Shares have otherwise become vested and nonforfeitable pursuant to paragraph (b) above the Grantee becomes Qualifying Retirement Eligible, then on the Anniversary Date that coincides with or immediately succeeds the date the Grantee becomes Qualifying Retirement Eligible and provided the Grantee has remained in the employ of STERIS or a Subsidiary through such Anniversary Date, the Restricted Shares will become vested and nonforfeitable to the same extent as they would have been on such date under paragraph (a) had the Grantee been Qualifying Retirement Eligible at the Date of Grant, and if such Anniversary Date is not the fourth Anniversary Date subsequent to the Date of Grant, the Restricted Shares will thereafter continue to vest in the same manner and to the same extent as would have been the case under paragraph (a) had the

Grantee been Qualifying Retirement Eligible at the Date of Grant, or (ii) if before the Restricted Shares have otherwise become vested and nonforfeitable pursuant to paragraph (b) above the Grantee becomes Qualifying Service Eligible, then on the Anniversary Date that coincides with or immediately succeeds the date the Grantee becomes Qualifying Service Eligible and provided the Grantee has remained in the employ of STERIS or a Subsidiary through such Anniversary Date, the Restricted Shares will become vested and nonforfeitable to the same extent as they would have been on such date under paragraph (a) had the Grantee been Qualifying Service Eligible at the Date of Grant, and if such Anniversary Date is not the fourth Anniversary Date subsequent to the Date of Grant, the Restricted Shares will thereafter continue to vest in the same manner and to the same extent as would have been the case under paragraph (a) had the Grantee been Qualifying Service Eligible at the Date of Grant. If the Grantee would be entitled to vesting pursuant to either or both clause (i) or clause (ii) above prior to the date specified in paragraph (b) above, then whichever clause results in the more rapid vesting shall be applicable to the Grantee.
(d)    Notwithstanding the foregoing, if any Anniversary Date or other date on which the Restricted Shares or a portion thereof would otherwise vest is not a trading day on the New York Stock Exchange, such vesting shall be deferred until the first trading day thereafter.
(e)    Notwithstanding anything herein to the contrary, the provisions of Section 11 of the Plan, other than Section 11(d)(iii), shall not apply to the Restricted Shares, and if the Grantee terminates service with STERIS and all Subsidiaries prior to the date on which the Grantee’s Restricted Shares have become fully vested and nonforfeitable, subject to the provisions of Section 11(d)(iii) of the Plan, those portions of the Restricted Shares that are not vested at the time of such termination shall be forfeited.
(f)    Also notwithstanding the foregoing, if on any Anniversary Date any portion of the Restricted Shares that would otherwise vest on such Anniversary Date represents a fractional share, that portion shall be aggregated with any portions of the Restricted Shares that represent fractional shares and would otherwise vest on succeeding Anniversary Dates and all portions so aggregated shall vest on the first of the aforesaid Anniversary Dates.]
[Cliff Vesting]
[(a)   Notwithstanding anything contained in Section 23 of the Plan to the contrary, the Restricted Shares shall fully vest and become nonforfeitable on ___________________.
(b)    Notwithstanding the foregoing, if the date on which the Restricted Shares would otherwise vest is not a trading day on the New York Stock Exchange, such vesting shall be deferred until the first trading day thereafter.
(c)    Notwithstanding anything herein to the contrary, the provisions of Section 11 of the Plan, other than Section 11(d)(iii), shall not apply to the Restricted Shares, and if the Grantee terminates service with STERIS and all Subsidiaries prior to the date on which the Grantee’s Restricted Shares have become vested and nonforfeitable, subject to the provisions of Section 11(d)(iii) of the Plan, the Restricted Shares shall be forfeited.]
[Installment Vesting]
[(a)    Notwithstanding anything contained in Section 23 of the Plan to the contrary, the Restricted Shares shall vest and become nonforfeitable in _______ (___) equal installments on ____________________ and ____________________________.

(b)    Notwithstanding the foregoing, if any date on which the Restricted Shares or a portion thereof would otherwise vest is not a trading day on the New York Stock Exchange, such vesting shall be deferred until the first trading day thereafter.
(c)    Notwithstanding anything herein to the contrary, the provisions of Section 11 of the Plan, other than Section 11(d)(iii), shall not apply to the Restricted Shares, and if the Grantee terminates service with STERIS and all Subsidiaries prior to the date on which the Grantee’s Restricted Shares have become fully vested and nonforfeitable, subject to the provisions of Section 11(d)(iii) of the Plan, those portions of the Restricted Shares that are not vested at the time of such termination shall be forfeited.
(d)    Notwithstanding the foregoing, if the portion of the Restricted Shares that would otherwise vest on the first referenced vesting date includes a fractional share, such fractional share shall be aggregated with the fractional shares included in that portion of the Restricted Shares that would otherwise vest on succeeding vesting dates and the aggregated fractional shares shall vest on the first referenced vesting date.]
5.    Forfeiture of Shares. Subject to the terms of this Agreement and the Plan, if the Grantee violates the Policy, this Agreement, or the Nondisclosure Agreement or ceases to be employed by STERIS or a Subsidiary prior to the time all of the Restricted Shares have become vested and nonforfeitable, the Restricted Shares shall be forfeited, to the extent not then vested, subject to the provisions of Section 11(d)(iii) of the Plan. In the event of a forfeiture under this Section 5, any forfeited Restricted Shares shall be returned by the Grantee to STERIS for no consideration.
6.    Dividend, Voting and Other Rights. Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares covered by this Agreement, including the right to vote such Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Ordinary Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, issuance of rights or warrants, stock split, combination of shares, recapitalization, merger, consolidation, separation, or reorganization or any other change in the capital structure of STERIS shall be subject to the same or similar restrictions as the Restricted Shares covered by this Agreement as determined by STERIS.
7.     Stock Certificate(s). The Ordinary Shares subject to this grant of Restricted Shares shall not be represented by certificates unless otherwise provided by resolution of the Board of STERIS or required by law, and if such Ordinary Shares should be represented by certificates, the certificates will be held in custody by STERIS until those shares shall vest in accordance with the provisions hereof or as otherwise provided in the Plan. STERIS shall cause the Restricted Shares to be registered in the name of Grantee in STERIS’s stock registry, with the foregoing restrictions noted thereon. STERIS may require as a condition to the effectiveness of this grant of Restricted Shares that Grantee deliver to STERIS a stock power endorsed in blank by the Grantee with respect to the Restricted Shares and Grantee agrees to deliver the same.
8.    Compliance with Law. Notwithstanding any other provision of this Agreement, STERIS shall not be obligated to issue any Ordinary Shares pursuant to this Agreement if the issuance thereof would result in a violation of any applicable law.
9.    Employment. For purposes of this Agreement, the continuous employment of the Grantee with STERIS or a Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to cease being an employee of STERIS or Subsidiary, by reason of (i) the transfer of his or her employment among STERIS and its Subsidiaries or (ii) a leave of absence not to exceed 12 months approved in writing by a duly elected officer of STERIS.
10.    Certain Determinations. The application, violation, or other interpretation of the terms of this Agreement, the Plan, the Nondisclosure Agreement, the Policy, or any other STERIS policy shall be determined by the Board or the Chief Executive Officer or his delegatee or delegatees, if applicable, in their sole discretion, and such determination shall be final and binding on the Grantee.
11.    Termination of the Plan; No Right to Future Grants; No Right of Employment; Extraordinary Item of Compensation. By entering into this Agreement, the Grantee acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by STERIS at any time; (b) that the grant of Restricted Shares is a one-time benefit which does not create any contractual or other right to receive future grants of restricted shares, or benefits in lieu of restricted shares; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when the restricted shares shall be granted, the number of shares subject to each grant of restricted shares, and the time or times when the restricted shares shall become nonforfeitable, will be at the sole discretion of STERIS; (d) that the Grantee’s participation in the Plan shall not create a right to further employment with the Grantee’s employer and shall not interfere with the ability of the Grantee’s employer to terminate the Grantee’s employment relationship at any time with or without cause; (e) that the Grantee’s participation in the Plan is voluntary; (f) that the value of the Restricted Shares is an extraordinary item of compensation which is outside the scope of the Grantee’s employment contract, if any; (g) that the Restricted Shares are not part of normal and expected compensation for purposes of any other employee benefit plan or program of STERIS, including for purposes of calculating any severance, resignation, redundancy, end of service, bonus, long-service, pension or retirement benefits or similar payments; (h) that the right to vesting of the Restricted Shares ceases upon termination of employment for any reason except as may otherwise be explicitly provided in the Plan or this Agreement; (i) that the future value, if any, of the Restricted Shares is unknown and cannot be predicted with certainty; and (j) that, where the Grantee’s employer is a Subsidiary of STERIS, the Restricted Shares have been granted to the Grantee in the Grantee’s status as an employee of such Subsidiary and the terms of this Agreement can be modified by STERIS to facilitate the issuance and administration of the award and can in no event be understood or interpreted to mean that STERIS is the Grantee’s employer or that the Grantee has an employment relationship with STERIS.
12.    Employee Data Privacy. By entering into the Agreement, and as a condition of this award of Restricted Shares, the Grantee consents to the collection, use and transfer of personal data as described in this Section 12. The Grantee understands that STERIS and its Subsidiaries hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares of stock or directorships held in STERIS, details of all Restricted Shares or other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of managing and administering the Plan (“Data”). The Grantee further understands that STERIS and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Grantee’s participation in the Plan, and that STERIS and/or its Subsidiaries may each further transfer Data to any third parties assisting STERIS in the implementation, administration and management of the Plan (“Data Recipients”). The Grantee understands that these Data Recipients may be located in the Grantee’s country of residence, the European Economic Area, and in countries outside the European Economic Area, including the United States. The Grantee authorizes the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any transfer of such Data, as may be necessary or appropriate for the administration of the Plan and/or the subsequent holding of shares of stock on the Grantee’s behalf, to a broker or third party with whom the shares acquired on exercise may be deposited. The Grantee understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein by notifying STERIS in writing. The Grantee further understands that withdrawing consent may affect the Grantee’s ability to participate in the Plan, at the sole discretion of the Board or the Chief Executive Officer or its delegatee or delegatees.
13.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.
14.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall have a material adverse effect on the rights of the Grantee under this Agreement without the Grantee’s consent.
15.    Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid while accomplishing the most similar purpose.
16.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction. Any unresolved dispute shall be submitted exclusively to the jurisdiction of the courts of Lake County, Ohio.
17.    Payment of Par Value. By entering into this Agreement, the Grantee undertakes and agrees to pay the par value of £0.10 for each Restricted Share granted pursuant to this Agreement (the “Par Value Consideration”) on or before the date (“Payment Date”) that is six weeks after the Date of Grant as such date may be extended by STERIS in its sole discretion. Such payment of the Par Value Consideration shall be made, at the option of Grantee’s employer, on or before the Payment Date through withholding of the Par Value Consideration by the Grantee’s employer from the Grantee’s compensation as soon as reasonably practicable after the Grant Date or by other means of payment by the Grantee as determined by STERIS or such employer. If such payment is not received by the Payment Date, the Restricted Shares shall be forfeited for non-payment pursuant to the Articles of Association of STERIS.
[18.    Taxes.  Unless Grantee has made an election under Section 83(b) of the Code with respect to the Restricted Shares, each time any of the Restricted Shares become vested and nonforfeitable STERIS shall withhold or cause to be withheld from such Restricted Shares at the time such vesting occurs a number of Ordinary Shares having a value equal to the amount of federal, state, local, foreign or other taxes required to be withheld pursuant to applicable employment or tax laws, as determined by STERIS. Likewise, with respect to previous Plan grants of restricted shares and in respect of which the Grantee has not made an election under Section 83(b) of the Code, STERIS shall withhold or cause to be withheld from such restricted shares at the time such vesting occurs a number of Common Shares having a value equal to the amount of federal, state, local, foreign or other taxes required to be withheld pursuant to applicable employment or tax laws, as determined by STERIS.  For purposes of the foregoing withholding, the Ordinary Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Ordinary Shares on the date the benefit is to be included in the Grantee’s income. The foregoing provisions shall apply notwithstanding any alternate methods for the payment of withholding of taxes contained in the Plan.]

[18.    Withholding Taxes. STERIS, or the Subsidiary that employs Grantee, shall withhold an amount equal to STERIS’s or such Subsidiary’s required statutory withholding taxes in the relevant tax jurisdiction on any payment made or benefit realized by Grantee. Taxes for purposes of the foregoing shall include, without limitation, any United Kingdom primary Class 1 (employee’s) national insurance contributions. In connection with the foregoing each time any of the Restricted Shares become vested and nonforfeitable STERIS or the Subsidiary that employs Grantee shall withhold from such Restricted Shares at the time such vesting occurs a number of Ordinary Shares having a value equal to the amount of federal, state, local, foreign or other taxes required to be withheld pursuant to applicable employment or tax laws, as determined by STERIS. Likewise, with respect to previous Plan grants of restricted shares, STERIS or the Subsidiary that employs Grantee shall withhold from such restricted shares at the time such vesting occurs a number of Ordinary Shares having a value equal to the amount of federal, state, local, foreign or other taxes required to be withheld pursuant to applicable employment or tax laws, as determined by STERIS. For purposes of the foregoing withholding the Ordinary Shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Ordinary Shares on the date the benefit is to be included in the Grantee’s income. The foregoing provisions shall apply notwithstanding any alternate methods for the payment of withholding of taxes contained in the Plan.]

19.    Miscellaneous. Nothing contained in this Agreement shall be understood as conferring on Grantee any right to continue as an employee of STERIS or any Subsidiary or affiliate.  STERIS reserves the right to correct any clerical, typographical, or other error in this Agreement or otherwise with respect to this grant. This Agreement shall inure to the benefit of and be binding upon its parties and their respective heirs, executors, administrators, successors, and assigns, but the Restricted Shares shall not be transferable by Grantee other than as provided in Section 17 of the Plan.
20.    Authority. Any director or authorised signatory of STERIS is authorised to execute any document and do any act necessary or desirable to effect the forfeiture of any Restricted Shares which are subject to forfeiture and their return to STERIS for no consideration in accordance with the Plan and/or this Agreement.

STERIS has caused this Agreement to be executed on its behalf by its duly authorized officer, and Grantee has entered into this Agreement and accepted all terms and conditions thereof by electronic acceptance and/or by the signed Acknowledgment, either of which has the same force and binding effect as if this Agreement were physically signed by Grantee, all as of the Date of Grant.

STERIS plc By: Secretary	Grantee Signature by electronic acceptance and/or execution of the Acknowledgment and Acceptance form.